U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2009

HILL INTERNATIONAL, INC.
(Exact name of issuer as specified in its charter)

Delaware	001-33961	20-0953973
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

303 Lippincott Centre, Marlton, New Jersey  08053
(Address and Zip Code of Principal Executive Offices)

(856) 810-6200
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 7, 2009, we filed a Current Report on Form 8-K (the “July 7 Report”) disclosing our entry into a new credit facility.  We are filing this amendment to the July 7 Report in order to correct an error we made in disclosing the total amount of outstanding borrowings under that new facility.

The following Item 1.01 amends and replaces Item 1.01 contained in the July 7 Report:

Item 1.01      Entry into a Material Definitive Agreement.

On June 30, 2009, we replaced the $60,000,000 credit facility that we entered into in 2008 with Bank of America, N.A. with a new credit facility providing us with the ability to borrow up to $100,000,000.

Our new credit facility has been made available to us pursuant to the terms of a new credit agreement dated as of June 30, 2009 that we entered into with Bank of America, N.A., Capital One, N.A., The Private Bank and Trust Company, and PNC Bank N.A. (the “Credit Agreement”).

The Credit Agreement provides, among other things, that, during the three year period ending on June 30, 2012, we may borrow up to $100,000,000 on a revolving basis, and provides for a letter of credit sub-facility of up to $30,000,000. Our obligations under the Credit Agreement are secured by all of our assets, including, without limitation, our accounts receivable, equipment, securities, financial assets and the proceeds of the foregoing, as well as by a pledge of 65% of the outstanding capital stock of our wholly owned subsidiary Hill International S.A.

The Credit Agreement provides for “Base Rate” loans and Eurodollar Rate” loans.  Eurodollar Rate loans will bear interest at a rate per annum equal to the British Bankers Association LIBOR Rate plus an “Applicable Rate” which may vary between 2.75% and 3.50% depending on our “Consolidated Leverage Ratio” at the time of the borrowing.  Base Rate loans will bear interest at a fluctuating rate per annum equal to sum of (a) the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (iii) the Eurodollar Rate plus 1.00%, plus (b) an Applicable Rate which may vary between 1.75% and 2.50% depending on our Consolidated Leverage Ratio at the time of the borrowing.

The Credit Agreement contains covenants with which we must comply regarding our consolidated net worth, consolidated leverage ratio, consolidated fixed charge coverage ratio and the ratio of our consolidated billed and unbilled accounts receivable to consolidated senior indebtedness, as well as other covenants and certain restrictions on the incurrence of debt, on the making of investments, on the payment of dividends, on transactions with affiliates and other affirmative and negative covenants and events of default customary for facilities of its type.

As of the date of this Report, there was $32,200,000 in outstanding borrowings under the Credit Agreement; and outstanding letters of credit in the aggregate amount of $6,863,000 had been issued under the Credit Agreement which reduced availability thereunder by the same amount.

Item 9.01      Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Amendment to the July 7 Report:

(a)           Financial statements of businesses acquired — none

(b)           Pro forma financial information — none

(c)           Exhibits  — none

Signature

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Hill International, Inc.

Dated: July 9, 2009	By:	/s/ John Fanelli III
John Fanelli III, Senior Vice President
and Chief (Principal) Financial Officer